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                                                                      Exhibit 5





                           SULLIVAN & WORCESTER LLP
                            ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                (617) 338-2800
    IN WASHINGTON, D.C.        FAX NO. 617-338-2880        IN NEW YORK CITY
 1025 CONNECTICUT AVENUE, N.W.                             767 THIRD AVENUE
  WASHINGTON, D.C. 20036                               NEW YORK, NEW YORK 10017
     (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                   FAX NO. 212-758-2151



                                 April 4, 1996

Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, MA 02109

Ladies and Gentlemen:

     In connection with the registration on Form S-4 under the Securities Act of 1933, as amended, of $600,000,000 in aggregate principal amount of 8.30% Senior Notes Due 2006 (the "Notes") of Continental Cablevision, Inc. (the "Company"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5 to the Company's Registration Statement on Form S-4 (the "Registration Statement").

     We have acted as counsel for the Company in connection with the Registration Statement. In connection therewith, we have examined originals or copies of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents which we have considered relevant and necessary and we have made such examination of law as we have considered necessary in order to furnish the opinion hereafter set forth. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

     Based on and subject to the foregoing, we are of the opinion that the Notes have been duly and validly authorized by the Company, that all necessary actions on the part of the Company in connection therewith have been taken and that, upon delivery in accordance with the terms of the exchange offer set forth in the Registration Statement, the Notes will be validly issued and binding obligations of the Company.
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Continental Cablevision
April 4, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 Very truly yours,

                                 /s/ Sullivan L. Worcester LLP

                                 SULLIVAN & WORCESTER LLP